AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT dated as of December ___, 2003 (this “Amendment”), among TELE CENTRO OESTE CELULAR PARTICIPAÇÕES S.A., a sociedade anônima (a limited liability company) organized under the laws of the Federative Republic of Brazil (the “Company”), THE BANK OF NEW YORK, as depositary (the “Depositary”), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued under the Deposit Agreement referred to below.

W I T N E S S E T H

WHEREAS, the Company and the Depositary entered into the Deposit Agreement dated as of July 27, 1998 (the “Deposit Agreement”) for the purposes set forth in that agreement;

WHEREAS, the Issuer and the Depositary now wish to amend the Deposit Agreement pursuant to Section 6.01 of the Deposit Agreement, to take effect as provided in this Amendment.

NOW, THEREFORE, the Company and the Depositary hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Definitions.  Unless otherwise defined in this Amendment, terms which are defined in the Deposit Agreement are used herein as therein defined.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT

Section 2.01.

Addition of New Section 6.03.  The following new Section 6.03 is hereby added to the Deposit Agreement:

“SECTION 6.03.  Termination upon the Merger of Shares.

(a)

Notwithstanding Sections 4.08 and 6.02 of this Deposit Agreement and anything else to the contrary in this Deposit Agreement, on the later of (i) the date on which the deposited Shares are merged with shares of Telesp Celular Participações S.A. (“TCP”) such that the deposited Shares are converted into preferred shares of TCP (the “TCP Shares”) and (ii) the 30th day after notice of this Amendment is given to the Owners, if the Depositary has received evidence satisfactory to it that the TCP Shares have been registered under the Securities Act of 1933 and could be distributed to Owners in the United States without further registration of the TCP Shares, this Deposit Agreement shall terminate and the following provisions shall apply:

(i)

the Depositary will consider itself to have been requested and instructed by the Company and the Owners to act, and the Depositary shall act, as provided in clauses (ii) through (v) below;

(ii)

the Depositary shall deposit the TCP Shares under the Amended and Restated Deposit Agreement dated as of November 2, 1998 (the “TCP Deposit Agreement”) among TCP, The Bank of New York, as depositary, and all owners and beneficial owners of American Depositary Receipts (“TCP ADRs”) issued thereunder, to the extent that the TCP Shares can be represented by whole American Depositary Shares (“TCP ADSs”) issued under the TCP Deposit Agreement, and instruct the depositary under the TCP Deposit Agreement to deliver TCP ADRs evidencing TCP ADSs representing those TCP Shares to the Depositary;

(iii)

upon receipt of the TCP ADSs, the Depositary shall notify Owners that each American Depositary Share has been converted into a right to receive (A) the largest whole number of TCP ADSs included in 1.524 times the number of American Depositary Shares held and (B) the net proceeds of any fraction of a TCP ADS as provided in clause (iv) below, and the Depositary shall call for surrender of all outstanding Receipts;

(iv)

to the extent that the conversion provided for in clause (iii) above would otherwise give rise to a right to receive a fraction of a TCP ADS, the Depositary shall use reasonable efforts to sell the aggregate of those fractions of TCP ADSs and shall hold any net proceeds, after deduction of the fees and expenses of the Depositary, for distribution to the Owners entitled to them; and

(v)

upon surrender of a Receipt, and after deduction or upon payment of the fees and expenses of the Depositary (including any fees and expenses that must be paid to the depositary under the TCP Deposit Agreement) and any applicable taxes or other governmental charges, the Depositary will deliver to or upon the order of the Owner TCP ADRs evidencing the number of TCP ADSs provided in clause (iii) above, any net proceeds to which that Owner is entitled under clause (iv) above and any other Deposited Securities represented by the American Depositary Shares evidenced by that Receipt.

(b)

If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except as provided in subsection (a) and except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities and shall sell rights as provided in this Deposit Agreement.  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

(c)

This Section 6.03 shall be void and without further force and effect if the deposited Shares are not merged with shares of TCP on or prior to June 30, 2004.”

ARTICLE III

FORM OF RECEIPT

Section 3.01  Amendment to Form of Receipt.  The following new Article 22 is hereby added to the form of Receipt attached as Exhibit A to the Deposit Agreement:

“22.    TERMINATION UPON THE MERGER OF SHARES

(a)

Notwithstanding Sections 4.08 and 6.02 of the Deposit Agreement and anything else to the contrary in the Deposit Agreement, on the later of (i) the date on which the deposited Shares are merged with shares of Telesp Celular Participações S.A. (“TCP”) such that the deposited Shares are converted into preferred shares of TCP (the “TCP Shares”) and (ii) the 30th day after notice of this Amendment is given to the Owners, if the Depositary has received evidence satisfactory to it that the TCP Shares have been registered under the Securities Act of 1933 and could be distributed to Owners in the United States without further registration of the TCP Shares, the Deposit Agreement shall terminate and the following provisions shall apply:

(i)

the Depositary will consider itself to have been requested and instructed by the Company and the Owners to act, and the Depositary shall act, as provided in clauses (ii) through (v) below;

(ii)

the Depositary shall deposit the TCP Shares under the Amended and Restated Deposit Agreement dated as of November 2, 1998 (the “TCP Deposit Agreement”) among TCP, The Bank of New York, as depositary, and all owners and beneficial owners of American Depositary Receipts (“TCP ADRs”) issued thereunder, to the extent that the TCP Shares can be represented by whole American Depositary Shares (“TCP ADSs”) issued under the TCP Deposit Agreement, and instruct the depositary under the TCP Deposit Agreement to deliver TCP ADRs evidencing TCP ADSs representing those TCP Shares to the Depositary;

(iii)

upon receipt of the TCP ADSs, the Depositary shall notify Owners that each American Depositary Share has been converted into a right to receive (A) the largest whole number of TCP ADSs included in 1.524 times the number of American Depositary Shares held and (B) the net proceeds of any fraction of a TCP ADS as provided in clause (iv) below, and the Depositary shall call for surrender of all outstanding Receipts;

(iv)

to the extent that the conversion provided for in clause (iii) above would otherwise give rise to a right to receive a fraction of a TCP ADS, the Depositary shall use reasonable efforts to sell the aggregate of those fractions of TCP ADSs and shall hold any net proceeds, after deduction of the fees and expenses of the Depositary, for distribution to the Owners entitled to them; and

(v)

upon surrender of a Receipt, and after deduction or upon payment of the fees and expenses of the Depositary (including any fees and expenses that must be paid to the depositary under the TCP Deposit Agreement) and any applicable taxes or other governmental charges, the Depositary will deliver to or upon the order of the Owner TCP ADRs evidencing the number of TCP ADSs provided in clause (iii) above, any net proceeds to which that Owner is entitled under clause (iv) above and any other Deposited Securities represented by the American Depositary Shares evidenced by that Receipt.

(b)

If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except as provided in subsection (a) and except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities and shall sell rights as provided in the Deposit Agreement.  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08 thereof.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 thereof.

(c)

Section 6.03 of the Deposit Agreement shall be void and without further force and effect if the deposited Shares are not merged with shares of TCP on or prior to June 30, 2004.

ARTICLE IV

EFFECTIVENESS OF AMENDMENT

Section 4.01  Effective Date.

The amendments to the Deposit Agreement and the form of Receipt provided for in Articles II and III of this Amendment shall be effective as of the date of this Amendment.

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IN WITNESS WHEREOF, TELE CENTRO OESTE CELULAR PARTICIPAÇÕES S.A. and THE BANK OF NEW YORK have duly executed this Amendment as of the date first above written.

TELE CENTRO OESTE CELULAR PARTICIPAÇÕES S.A.

By:______________________________________        Name:

      Title:

THE BANK OF NEW YORK

By:_____________________________________

     Name:

     Title:

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